Exhibit 5.1

November 27, 2012

DCP Midstream Partners, LP

DCP Midstream Operating, LP

370 17th Street, Suite 2775

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to DCP Midstream Partners, LP, a Delaware limited partnership (the “Guarantor”), and DCP Midstream Operating, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Guarantor (the “Issuer” and, together with the Guarantor, the “Obligors”), in connection with the proposed offering and sale by the Issuer of $500,000,000 aggregate principal amount of the Issuer’s 2.50% Senior Notes due 2017 (the “Notes”). The Notes are being issued under an Indenture dated as of September 30, 2010 (the “Base Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture thereto dated as of June 14, 2012, and the Fourth Supplemental Indenture thereto dated as of November 27, 2012 among the Issuer, the Guarantor and the Trustee (together, the “Supplemental Indentures” and each individually, a “Supplemental Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indentures, is referred to herein as the “Indenture.” The payment of the principal of and interest on the Notes is being guaranteed by the Guarantor pursuant to the guarantee included in the Indenture (the “Guarantee” and, together with the Notes, the “Securities”), and the Securities are being sold by the Issuer and the Guarantor, as applicable, to the several underwriters pursuant to an Underwriting Agreement dated as of November 19, 2012 (the “Underwriting Agreement”) among the Obligors, DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream GP, LLC, a Delaware limited liability company (“GP LLC”), and DCP Midstream Operating, LLC, a Delaware limited liability company (the “OLP GP” and, collectively with the Obligors, the General Partner, and GP LLC, the “DCP Parties”), and J.P. Morgan Securities LLC, RBS Securities Inc., and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

We have participated in the preparation of a prospectus supplement dated November 19, 2012 (the “Prospectus Supplement”), and the prospectus dated June 14, 2012 (the “Prospectus”), each forming part of the Registration Statement on Form S-3 (File Nos. 333-182116 and 333-182116-01) (the “Registration Statement”), to which this opinion is an exhibit. The Prospectus Supplement has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

Holland & Hart LLP Attorneys at Law

Phone (303)295-8000     Fax (303)295-8261 www.hollandhart.com

555 17th Street Suite 3200 Denver, CO 80202-3979    Mailing Address Post Office Box 8749 Denver, CO 80201-8749

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As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), partnership records and documents, certificates of company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including:

1. The Registration Statement, the Prospectus and the Prospectus Supplement;

2. The executed Underwriting Agreement;

3. The executed Indenture;

4. The executed global security representing the Notes, including the notation of Guarantee thereon (the “Global Note”);

5. The Certificate of Limited Partnership of the Guarantor, as filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 5, 2005, and certified by the Delaware Secretary of State;

6. The Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of November 1, 2006, Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of April 11, 2008, and Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, dated as of April 1, 2009, certified by the Secretary of GP LLC as being in full force and effect on the date hereof;

7. The Certificate of Limited Partnership of the General Partner, as filed with the Delaware Secretary of State on August 5, 2005, and certified by the Delaware Secretary of State;

8. The First Amended and Restated Agreement of Limited Partnership of the General Partner, dated as of December 7, 2005, certified by the Secretary of GP LLC as being in full force and effect on the date hereof;

9. The Certificate of Formation of GP LLC, as filed with the Delaware Secretary of State on August 5, 2005, and certified by the Delaware Secretary of State;

10. The Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of December 7, 2005, and Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of GP LLC, dated as of January 20, 2009, certified by the Secretary of GP LLC as being in full force and effect on the date hereof;

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11. The Certificate of Limited Partnership of the Issuer, as filed with the Delaware Secretary of State on September 15, 2005, and certified by the Delaware Secretary of State;

12. The Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of December 7, 2005, certified by the Secretary of the OLP GP as being in full force and effect on the date hereof;

13. The Certificate of Formation of the OLP GP, as filed with the Delaware Secretary of State on September 15, 2005, and certified by the Delaware Secretary of State;

14. The Amended and Restated Limited Liability Company Agreement of the OLP GP, dated as of March 17, 2006, certified by the Secretary of the OLP GP as being in full force and effect on the date hereof; and

15. Limited partnership and limited liability company records, as applicable, of the DCP Parties, as furnished and certified to us by each of them, including copies of resolutions duly adopted by (a) the Board of Directors of GP LLC, dated October 26, 2012, (b) the Board of Directors of OLP GP, dated October 26, 2012, and (c) the Pricing Committee of the Board of Directors of GP LLC, dated November 7, 2012.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, electronic, conformed, or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Obligors) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing any document had the legal capacity to do so; (vi) that the obligations of parties to the Underwriting Agreement, other than the Obligors, are valid, binding, and enforceable; (vii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; and (viii) the accuracy, completeness, and authenticity of certificates of public officials. In connection with the opinions hereinafter expressed, we have assumed that the Securities will be issued and sold in the manner stated in the Prospectus Supplement, the Prospectus and the Underwriting Agreement.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that (i) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Base Indenture have been duly authorized by all necessary limited partnership action of the Issuer, (ii) the Base Indenture has been duly executed and delivered by the Issuer, (iii) the execution and delivery of

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each Obligor of, and the performance by each Obligor of its obligations under, each Supplemental Indenture has been duly authorized by all necessary limited partnership action of each Obligor, (iv) each Supplemental Indenture has been duly executed and delivered by each Obligor in accordance with the terms of the Base Indenture, (v) the execution, issuance and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Notes have been duly authorized by all necessary limited partnership action of the Issuer, (vi) the Global Note (in the form examined by us) representing the Notes has been duly executed by the Issuer in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Indenture, (vii) the execution, issuance and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Guarantee to be endorsed on the Notes as provided in the Indenture have been duly authorized by all necessary limited partnership action of the Guarantor, and (viii) the Guarantee to be endorsed on the Global Note as provided in the Indenture has been duly executed by the Guarantor in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Indenture.

We have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Act, in each case as in effect on the date hereof.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, to the filing of this opinion letter as an exhibit to the Guarantor’s Current Report on Form 8-K dated on or about the date hereof, and to the incorporation by reference of this opinion letter into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP